Exhibit 10.16

This Securities Purchase Agreement (“Agreement”) is made as of the 31st day of March 2022, by and between Clean Vision Corporation., a Nevada corporation (“CLNV”), and Silverback Capital Corporation (“Investor”).

RECITALS

A.	This Agreement is one in a series of similar agreements pursuant to which investors (the “March 2022 Investors”) will purchase promissory notes of CLNV in an aggregate principal amount of up to $3,000,000 (collectively, the “March 2022 OID Promissory Notes”) together with Warrants to purchase up to 75,000,000 shares of Common Stock. For each $1,000 in principal face amount of Notes, each March 2022 Investor will be issued a Warrant to purchase 25,000 shares of Common Stock.

B.	CLNV and the March 2022 Investors, including Investor, are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

C.	Investor desires to purchase, and CLNV desires to issue and sell, upon the terms and conditions set forth in this Agreement, a promissory note of CLNV, in the form attached hereto as Exhibit A, in the aggregate principal face amount of $360,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”) together with a Warrant to purchase up to 9,000,000 shares of Common Stock of CLNV (the “Warrant” and together with the Note, and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrant, collectively, the “Securities”).

NOW, THEREFORE, CLNV and Investor hereby agree as follows:

1.	Purchase and Sale of Note.

1.01.	Purchase of Note. On the Closing Date (as defined below), CLNV shall issue and sell to Investor, and Investor agrees to purchase from CLNV, such principal amount of Note as is set forth immediately below Investor’s name on the signature page of the Note and a Warrant to purchase up to 9,000,000 shares of Common Stock of CLNV.

1.02.	Payment and Delivery. On the Closing Date (as defined below), (a) Investor shall pay the purchase price for the Note to be issued and sold to Investor at the Closing (as defined below) (the “Purchase Price”) by wire transfer of immediately available funds to CLNV, in accordance with CLNV’s written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price as is set forth immediately below Investor’s name on the signature page of the Note and (b) CLNV shall deliver such duly executed Note on behalf of CLNV, to Investor, against delivery of such Purchase Price and issue a Warrant to purchase up to 12,000,000 shares of Common Stock of CLNV.

1.03.	Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 10:00 a.m., Eastern Time, on or about March 31st , 2022, or such other mutually agreed upon time and date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2.	Investor’s Representations and Warranties. Investor represents and warrants to CLNV that:

2.01.	Investment Purpose. As of the date hereof, Investor is purchasing the Securities for Investor’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act. The Investor and its advisors, if any, have been, and for so long as the Note remains outstanding will continue to be, furnished with all materials relating to the business, finances and operations of CLNV and materials relating to the offer and sale of the Securities which have been requested by the Investor or its advisors. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

2.02.	Accredited Investor Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

2.03.	Reliance on Exemptions. Investor understands that the Securities, including the Note, are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that CLNV is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

2.04.	Information. CLNV has not disclosed to Investor any material non-public information and will not disclose such information, unless such information is disclosed to the public prior to, or promptly following, such disclosure to Investor.

2.05.	Legend. Investor understands that the Securities shall bear a restrictive legend in substantially the following form:

THE SECURITIES, [INCLUDING IF APPLICABLE THE SECURITIES INTO WHICH THIS INSTRUMENT MAY BE CONVERTED], REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY ACCEPTABLE TO THE ISSUER, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and CLNV shall issue Securities without such legend to the holder of the Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction, or (b) the holder provides CLNV with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of the Security may be made without registration under the 1933 Act, which opinion shall be accepted by CLNV so that the sale or transfer is effected. Investor agrees to sell the Security in compliance with applicable prospectus delivery requirements, if any. In the event that CLNV does not accept the opinion of counsel provided by Investor with respect to the transfer of the Note pursuant to an exemption from registration, such as Rule 144, unless such non-acceptance is based on applicable securities or other applicable laws, it will be considered an Event of Default pursuant to terms of the Note.

2.06.	Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Investor, and this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms.

2.07.	Prior Relationship. Investor has a substantive pre-existing relationship with CLNV and its officers and directors outside of this offering and any public offering effort of CLNV, including its Regulation A offering, for a period of several years.

2.08.	Non-reliance. The Investor acknowledges that CLNV may not effect a public offering of its securities and the Investor’s decision to invest CLNV was made independent of and the Investor did not rely upon any public filings of CLNV and investor had the opportunity to conduct its own diligence on CLNV, including access to management and CLNV’s books and records.

2.09.	Residency. The Investor is a resident of the jurisdiction set forth immediately below the Investor’s name on the signature pages hereto.

2.10.	Bad Actor Representation. The Investor is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

3.	Representations and Warranties of CLNV. CLNV represents and warrants to Investor that:

3.01.	Organization and Qualification. CLNV, including each of its subsidiaries, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

3.02.	Authorization; Enforcement. (a) CLNV has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof, (b) the execution and delivery of this Agreement, the Note by CLNV and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note) have been duly authorized by CLNV’s Board of Directors and no further consent or authorization of CLNV, its Board of Directors or its shareholders is required, (c) this Agreement has been duly executed and delivered by CLNV by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind CLNV accordingly; and (d) this Agreement constitutes, and upon execution and delivery by CLNV of the Note, each of such instruments will constitute, a legal, valid and binding obligation of CLNV enforceable against CLNV in accordance with its terms.

3.03.	Capitalization. As of the date hereof, the authorized common stock of CLNV consists of 2,000,000,000 authorized shares of Common Stock, $0.001 par value per share, of which 313,385,392 shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.

3.04.	No Conflicts. The execution, delivery and performance of this Agreement, the Note by CLNV and the consummation by CLNV of the transactions contemplated hereby and thereby will not (a) conflict with or result in a violation of any provision of CLNV’s Articles of Incorporation, as amended, or Bylaws, or (b) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which CLNV or any of its Subsidiaries is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which CLNV or its securities are subject) applicable to CLNV or any of its Subsidiaries or by which any property or asset of CLNV or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of CLNV and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of CLNV or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

3.05.	OTC Market Documents; Financial Statements. CLNV has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of OTC Markets (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “OTC Markets Documents”). Upon written request, CLNV will deliver to Investor true and complete copies of the OTC Markets Documents. As of their respective dates or if amended, as of the dates of the amendments, the OTC Markets Documents complied in all material respects with the requirements OTC Markets, and none of the OTC Markets Documents, at the time they were filed with OTC Markets, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such OTC Markets Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates or if amended, as of the dates of the amendments, the financial statements of CLNV included in the OTC Markets Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of OTC Markets with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of CLNV and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). CLNV is not subject to the reporting requirements of the 1934 Act.

3.06.	Absence of Certain Changes. Since September 30, 2021, except as set forth in the OTC Markets Documents, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or 1934 Act reporting status of CLNV or any of its Subsidiaries.

3.07.	Absence of Litigation. Except as set forth in the OTC Markets Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of CLNV or any of its Subsidiaries, threatened against or affecting CLNV or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. CLNV and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

3.08.	No Integrated Offering. Neither CLNV, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Note to Investor. The issuance of the Note to Investor will not be integrated with any other issuance of CLNV’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to CLNV or its securities other than its currently qualified Tier 1 Offering Statement on Form 1-A (the “Regulation A Offering”).

3.09.	No Investment Company. CLNV is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). CLNV is not controlled by an Investment Company.

3.10.	Breach of Representations and Warranties by CLNV. If CLNV breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to Investor pursuant to this Agreement, it will be considered an Event of Default under the Note.

4.	Covenants.

4.01.	Public Offering. CLNV shall file a public offering in the United States pursuant to a registration statement with the SEC pursuant to the 1933 Act, with minimum gross proceeds of $10,000,000, pursuant to which the Common Stock shall be listed for trading on NASDAQ or similar U.S. nationally recognized stock exchange.

4.02.	Best Efforts. CLNV shall use its best efforts to satisfy timely each of the conditions described in Section 6 of this Agreement.

4.03.	Form D; Blue Sky Laws. CLNV agrees to timely make any filings required by federal and state laws as a result of the closing of the transactions contemplated by this Agreement.

4.04.	Use of Proceeds. CLNV shall use the proceeds for general working capital purposes.

4.05.	Expenses. CLNV and Investor shall not be responsible to pay any costs associated with this Agreement, including the transactions contemplated herein, of the other party.

4.06.	Corporate Existence. So long as Investor beneficially owns any Note, CLNV shall maintain its corporate existence and shall not sell all or substantially all of CLNV’s assets, except with the prior written consent of Investor.
4.07.	Breach of Covenants. If CLNV breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to Investor pursuant to this Agreement, it shall be considered an Event of Default under Section 3.4 of the Note.

4.08.	Trading Activities. Neither Investor nor its affiliates has an open short position in the common stock CLNV and Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the common stock of CLNV.

4.09.	Investor is Not a “Dealer”. Investor and CLNV hereby acknowledge and agree that Investor has not: (a) acted as an underwriter; (b) acted as a market maker or specialist; (c) acted as “de facto” market maker; or (d) conducted any other professional market activities such as providing investment advice, extending credit and lending securities in connection; and, thus, that Investor is not a “Dealer,” as such term is defined in the 1934 Act.

5.	Conditions to CLNV’s Obligation to Sell. The obligation of CLNV hereunder to issue and sell the Note to Investor at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that such conditions are for CLNV’s sole benefit and may be waived by CLNV at any time, in its sole discretion:

(a)	Investor shall have executed this Agreement and delivered the same to CLNV.

(b)	Investor shall have delivered the Purchase Price in accordance with Section 1.02 above.

(c)	The representations and warranties of Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing Date.

(d)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6.	Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(a)	CLNV shall have executed this Agreement and delivered the same to
Investor.
(b)	CLNV shall have delivered to Investor the duly executed Note (in such denominations as Investor shall request) in accordance with Section 1.02 above.

(c)	The representations and warranties of CLNV shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and CLNV shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by CLNV at or prior to the Closing Date. Investor shall have received a certificate or certificates, executed by the President of CLNV, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Investor, including, but not limited to, certificates with respect to CLNV’s Board of Directors’ resolutions relating to the transactions contemplated hereby.

(d)	No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)	No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on CLNV.

7.	Miscellaneous.

7.01.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to the choice of law principles thereof.

7.02.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

7.03.	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

7.04.	Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

7.05.	Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither CLNV nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by CLNV and Investor.

7.06.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (x) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (y) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as follows:

If to CLNV: Clean Vision Corp.

2711 N. Sepulveda Blvd.

# 1051

Manhattan Beach, CA 90266

Phone: 424-835-1845

E-mail:

If to Investor: Silverback Capital Corporation

Attention: Gillian Gold, Authorized Signatory

614 N. Dupont Hwy

Suite 210

Dover, DE 19901

Phone: 646-536-8120

E-mail:

Each party shall provide notice to the other party of any change in address.

7.07.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither CLNV nor Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

7.08.	Survival. The representations and warranties of CLNV and the agreements and covenants set forth in this Agreement shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. CLNV agrees to indemnify and hold harmless Investor and all of its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by CLNV of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

7.09.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10.	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11.	Remedies. CLNV acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, CLNV acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by CLNV of the provisions of this Agreement, that Investor shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

7.12.	Registration Rights. CLNV shall prepare and file with the SEC a registration statement within 60 calendar days of closing of the issuance of the Note and Warrants covering all shares of Common Stock underlying the Securities purchased in this offering including: (i) all shares of Common Stock underlying the conversion of the Notes; (ii) the shares of Common Stock underlying the exercise of the Warrants and (iii) any additional shares of Common Stock issuable in connection with any other provisions of the Offering and use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof.

Signature page follows

IN WITNESS WHEREOF, CLNV and Investor have caused this Agreement to be duly executed as of the date first above written.

CLNV:	INVESTOR:

Clean Vision Corporation.	Silverback Capital Corporation

By: Dan Bates	By: Gillian Gold
Dan Bates	Gillian Gold
CEO	Authorized Signatory

AGGREGATE SUBSCRIPTION AMOUNT:

Aggregate Principal Amount of the Note: $360,000

Aggregate Purchase Price: $300,000